Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of OBA Financial Services, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Charles E. Weller, President and Chief Executive Officer of the Company, and David A. Miller, Senior Vice President and Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles E. Weller Charles E. Weller	Date: December 28, 2009
President and Chief Executive Officer

/s/ David A. Miller David A. Miller	Date: December 28, 2009
Senior Vice President and
Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to OBA Financial Services, Inc. and will be retained by OBA Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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